77C

      (a)   Special Meeting, December 14, 2007
      (b)   NA
      (c) 1. Approve an Agreement and Plan of Reorganization providing for the transfer of all of assets of the Small Cap Growth Fund to the Diversified Small Cap Growth Fund.

                                              Number of Shares
--------------------------------------------------------------------------------
                            For                  Against                Abstain
                            ---                  -------                -------
                        1,225,697.94            12,830.05              42,194.23

            2. Approve a new sub-advisory agreement for the Small Cap Growth Fund by adding the Small Cap Growth Fund to the existing sub-advisory agreement between Touchstone Advisors, Inc. and Fort Washington Investment Advisors, Inc.

                                                     Number of Shares
--------------------------------------------------------------------------------
                            For                  Against                Abstain
                            ---                  -------                -------
                        1,218,176.45            20,113.83              42,431.94

      (d)   NA